CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Advisors Series Trust with respect to the Shenkman Short Duration High Income Fund, a series of shares of Advisors Series Trust.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 29, 2012